APPENDIX B-1

                           NEXTPATH TECHNOLOGIES, INC.
                           INCENTIVE STOCK OPTION PLAN


        1. PURPOSE. The purposes of this Incentive Stock Option Plan is to further the long-term growth and earnings of NextPath Technologies, Inc. and its subsidiaries by offering incentives to Key Employees who will largely be responsible for such growth.

        2. DEFINITIONS. The terms defined in this Section 2 shall, for purposes of this Plan, have the meanings herein specified:

               (a) "Board of Directors" shall mean not less than a quorum of the whole Board of Directors of NextPath Technologies, Inc.

               (b) "Company" shall mean NextPath Technologies, Inc., a Nevada corporation.

               (c) "Common Stock" shall mean the Company's presently authorized voting common stock, par value $0.001.

               (d) "Fair Market Value" as of any date shall mean the closing price on that date, or on the next business day if that date is not a business day, of a share of Common Stock as the price is reported on the Over the Counter Bulletin Board (OTCBB) or other applicable exchange or market on which the Common Stock is traded.

               (e) "Key Employee" or "Key Employees" shall mean any key persons (including corporate officers and directors) employed by the Company who, in the judgment of the Board of Directors, should be included in this Plan.

               (f) "Plan" shall mean the NextPath Technologies, Inc. Incentive Stock Option Plan.

               (g) "Stock Option" shall mean the option to purchase Common Stock of the Company granted to a Key Employee under this Plan.

        3.     ADMINISTRATION.

               (a) Board of Directors. This Plan shall be administered by the Board of Directors. From time to time, the Board of Directors may prescribe, amend and rescind policies, rules and regulations for carrying out this Plan, and recommend such action in the administration of this Plan as it shall deem proper and in the best interests of the Company. The interpretation and construction of any provision of this Plan by the Board of Directors shall be final and conclusive. A majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors shall be deemed the action of the Board of Directors.

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                                                                    APPENDIX B-1

               (b) Authority of the Board of Directors. Subject to the terms, provisions, and conditions of this Plan, the Chief Executive Officer, with the approval of the Board of Directors, shall have complete authority in his or her discretion to determine or recommend (i) the Key Employees to be granted Stock Options; (ii) the price and the number of shares subject to the Stock Options;
(iii) the form in which payment may be made; (iv) the determination of whether the shares of Common Stock of the Company (which are the subject of a Stock Option) will be subject to any restrictions upon the exercise of the Stock Option; and (v) the other conditions or limitations, if any, applicable to the Stock Options.

        4. Shares Subject to the Plan. The maximum number of shares of Common Stock which may be issued under this Plan is Two Million Five Hundred Thousand (2,500,000). The Company shall reserve and keep available such number of shares of Common Stock as will satisfy the requirements of all outstanding Stock Options granted under this Plan. If there is any change in the Company's shares of Common Stock, as by stock splits, reverse stock splits, stock dividends or recapitalization, the number of shares which may be issued under this Plan shall be appropriately adjusted by the Company.

        5. GRANT OF STOCK OPTIONS. Stock Options shall be granted by the Board of Directors based on certain criteria developed by the Board of Directors from time to time.

        6. TERM AND LIMITATION ON EXERCISE. Each Stock Option may be exercised during a period of ten (10) years from the date of the grant of the Stock Option (the "Option Term"). No Stock Option shall be exercisable after the expiration of its Option Term. A Stock Option is exercisable beginning on the first anniversary of the date the Stock Option is granted.

        7. OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be the Fair Market Value of a share of Common Stock on the date the Stock Option is granted (the "Option Price").

        8. PAYMENT OF OPTION PRICE. The entire Option Price with respect to the exercise of a Stock Option shall be payable in full at the time of the exercise of the Stock Option unless provided otherwise in the Stock Option Agreement.

        9. NONQUALIFIED STOCK OPTIONS. To the extent that the aggregate Fair Market Value of the Common Stock with respect to which Stock Options are exercisable for the first time by any Key Employee during any calendar year exceeds $100,000, the Stock Options shall be treated as nonqualified stock options ("NQSO"). In that case and upon the exercise of the Stock Options, the Company may issue a separate certificate(s) for $100,000 of Common Stock and designate those certificate(s) as incentive stock option ("ISO") stock in its stock transfer records, and may issue a separate certificate(s) for the NQSO shares of Common Stock and designate such certificate(s) as NQSO stock in its stock transfer records. In the absence of that designation, a proportionate part of each share of Common Stock received with respect to the exercise of those Stock Options shall be treated as stock acquired pursuant to the exercise of a NQSO.

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

                                                                    APPENDIX B-1


        10. STOCK OPTION AGREEMENTS. The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the Key Employee who is the holder of the Stock Option, stating the number of shares of Common Stock subject to the Stock Option and the limitations placed on the exercise and transferability of the Stock Option granted. The Stock Option Agreement shall be in the form as the Board of Directors may from time to time determine.

        11. DEATH OF A KEY EMPLOYEE. Upon the death of a Key Employee, any Stock Options, to the extent exercisable on the date of his or her death, may be exercised by the Key Employee's estate, or by a person who acquires the right to exercise the Stock Options by bequest or inheritance or by reason of the death of the Key Employee, provided that the exercise occurs within the remaining Option Term, but in no event more than one (1) year after the date of the Key Employee's death. The provisions of this Section shall apply notwithstanding the fact that the Key Employee's employment may have been terminated prior to his or her death, but only to the extent of any Stock Options exercisable by the Key Employee on the date of his or her death.

        12. RETIREMENT OR DISABILITY OF KEY EMPLOYEE. Upon the termination of a Key Employee's employment by reason of the retirement or permanent disability of the Key Employee (as each is determined by the Board of Directors), the Key Employee may, within sixty (60) days from the date of the termination, exercise any Stock Options to the extent the Stock Options are exercisable during that sixty (60) day period.

        13. OTHER TERMINATION OF EMPLOYMENT. Except as provided in Sections 11 and 12 herein, or except as otherwise determined by the Board of Directors, all Stock Options of a Key Employee shall terminate sixty (60) days after the termination of the Key Employee's employment with the Company.

        14.    Exercise of Options.

               (a) To exercise a Stock Option, a Key Employee or his or her successor shall give written notice to the Company's Treasurer at the Company's principal office, accompanied by full payment of the Option Price for the shares of Common Stock being purchased (unless allowed otherwise by the Stock Option Agreement) and a written statement that the shares of Common Stock are being purchased for investment and not with a view to distribution; however, this statement shall not be required if the shares of Common Stock subject to the Stock Option are registered with the Securities and Exchange Commission. If the Stock Option is exercised by the successor of a Key Employee following his or her death, proof shall be submitted, satisfactory to the Company, of the right of the successor to exercise the Stock Option.

               (b) Shares of Common Stock issued pursuant to this Plan which have not been registered with the Securities and Exchange Commission shall bear the following legend:

               The Securities represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in

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
                                                                    APPENDIX B-1


               Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

               (c) The Company shall not be required to transfer or deliver any certificate or certificates for shares of Common Stock purchased upon any exercise of a Stock Option: (i) until after compliance with all then applicable requirements of law, and (ii) prior to admission of the shares to listing on any stock exchange on which the stock may then be listed. In no event shall the Company be required to issue fractional shares to a Key Employee or his or her successor.


        15. GENERAL RESTRICTIONS. Each Stock Option under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determined that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Key Employee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the granting of the Stock Option or the issue or purchase of shares of Common Stock thereunder, the granting of the Stock Option or the issue or purchase of the shares of Common Stock may not be consummated in whole or in part unless the listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

        16. ASSIGNMENT. The rights under this Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the rights under this Plan contrary to the provisions hereof shall be null and void and without effect. During the life of a Key Employee, any right under this Plan shall be exercisable only by the Key Employee or his or her guardian or legal representative.

        17. WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under this Plan, the Company shall have the right to require the Key Employee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for the shares of Common Stock. Alternatively, the Company may issue or transfer the shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

        18. RIGHT TO TERMINATE EMPLOYMENT. Nothing in this Plan or in any agreement entered into pursuant to this Plan shall confer upon any Key Employee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of the Key Employee.

                                                                    APPENDIX B-1

        19. RIGHTS AS A SHAREHOLDER. A recipient of any Stock Option under this Plan shall have no rights as a shareholder with respect thereto unless and until a certificate or certificates for shares of Common Stock are issued to him or her.

        20. ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board of Directors may appropriately adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Stock Options granted under this Plan, the Option Price, and any and all other matters deemed appropriate by the Board of Directors.

        21. REMEDIES. Any controversy or claim arising out of or related to this Plan, the constituent or other documents or agreements between the Company and one or more of the Key Employees, or the governance of the Company shall be settled, except as may otherwise be provided herein, by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Any dispute as to whether a controversy or claim is subject to arbitration shall be submitted as part of the arbitration proceeding. The arbitration shall be conducted by a single arbitrator selected by the American
Arbitration Association. The arbitrator shall take evidence directly from witnesses and documents as presented by the parties. All witnesses shall be made available for cross examination. The arbitrator shall render a written decision, stating his or her reason for it, and shall render an award within twelve months of the request for arbitration, and the award shall be final and binding upon both parties. The award may include any legal or equitable relief that could be ordered by a court of general jurisdiction. Judgment upon the award may be entered in any court of record of competent jurisdiction, or application may be made to that court for judicial acceptance of the award and an order of enforcement, as the law of that jurisdiction may require or allow. The parties further agree that the prevailing party shall be entitled to reimbursement of the costs of its own experts, evidence and legal counsel from the other party, who shall also bear the expenses of the arbitration.

        22.    AMENDMENT OF THE PLAN.
               ---------------------

               (a) The Board of Directors may, without further action by the shareholders of the Company, amend this Plan or condition or modify grants of Stock Options under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

               (b) The Board of Directors may at any time and from time to time terminate, modify or amend this Plan in any respect, except that without shareholder approval, the Board of Directors may not (i) increase the maximum number of shares of Common Stock which may be issued under this Plan (other than increases pursuant to Section 20 hereof), (ii) extend the period during which any Stock Option may be granted or exercised, or (iii) extend the term of this Plan. The termination, modification or amendment of this Plan, except as provided in Section 22(a), shall not affect a Key Employee's Stock Option previously granted to him or her under this Plan without his or her written consent.

                                                                    APPENDIX B-1

        23. PERIOD OF PLAN. This Plan shall expire and terminate on the earlier of: (i) the tenth anniversary of the date on which this Plan was adopted by the Board of Directors or (ii) or the tenth anniversary of the date on which the shareholders of the Company approved this Plan. Notwithstanding the termination of this Plan, a Stock Option granted under this Plan may be exercised up until the expiration of its Option Term.

        24. SEVERABILITY. Every part, term or provision of this Plan is severable from the others. Notwithstanding any possible future finding by a duly constituted authority that a particular part, term or provision is invalid, void or unenforceable, this Plan has been made with the clear intention that the validity and enforceability of the remaining parts, terms and provisions shall not be affected thereby.

        25. NOTICE. Any notice to be delivered under this Plan shall be given in writing and delivered, personally or by certified mail, postage prepaid, addressed to the Company or the Key Employee at their last known address.

        26. GOVERNING LAW. This Plan shall be construed in accordance with and governed by the applicable Federal law and, to the extent otherwise applicable, the laws of the State of Nevada.

        27. HEADINGS. The headings in this Plan are for convenience only and shall not be used to interpret or construe the provisions.

        Adopted by the Company this ______ day of __________________, 2000.



                                         NextPath Technologies, Inc.



                                         By:
                                            ------------------------------------
                                            James D. Wilson, President


ATTEST:



By:
   -------------------------------
   Kary Lewis, Secretary




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